Exhibit 10.1

AMENDMENT NO. 1

AMENDMENT NO. 1, dated as of February 15, 2007 (this “Amendment”), to the Purchase Agreement, dated as of February 15, 2006 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Purchase Agreement”), among Special Value Bond Fund, LLC , a Delaware limited liability company (“Holder”), Pemco Aviation Group, Inc., a Delaware corporation (the “Company”) and Guarantors a party thereto. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Purchase Agreement as amended hereby.

WITNESSETH:

WHEREAS, the Holder currently owns all of the Company’s Senior Secured Notes due 2007 issued pursuant to the Purchase Agreement;

WHEREAS, the Company has requested that the Holder agree to amend the Purchase Agreement and amend and restate the Senior Secured Notes due 2007 as more particularly set forth herein;

WHEREAS, pursuant to Section 15.10 of the Purchase Agreement, the Company and the Holder may amend the Transaction Documents by a writing signed by each of the Company and the Holder; and

WHEREAS, subject to and in accordance with the terms and conditions hereinafter set forth, the Holder is willing to agree to such modifications.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. AMENDMENTS.

Section 1.01. Amendments to Section 1. Section 1 of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“On the Closing Date, the Company issued and sold $5,000,000 in aggregate principal amount of its Senior Secured Notes due 2007 (the “Existing Notes”), in substantially the form of note attached hereto as Exhibit A.

On the Amendment No. 1 Effective Date, the Company will deliver to each Holder, against delivery by the Holder of Existing Notes, Amended and Restated Senior Secured Notes due 2008 (“Notes”) in like principal amount in the form attached to Amendment No. 1 as Exhibit A-1, which Notes shall bear interest at a rate of 15.0% per annum (the “Interest Rate”) plus an additional two percent (2.0%) per annum at any time that a Default hereunder has occurred and is continuing, payable in cash quarterly in arrears on each January 1, March 1, June 1, and September 1 that the Notes are outstanding.

Each Holder agrees to deliver its Existing Notes to the Company and, upon receipt of the Notes referred to in the previous sentence, the Existing Notes shall be amended and restated in their entirety by such Notes.”

Section 1.02. Amendments to Section 13.01. Section 13.01 of the Purchase Agreement is hereby amended by deleting the definition of “Maturity Date” and replacing it with the following:

“‘Maturity Date’ shall mean the earlier of (a) the second anniversary of the Closing Date and (b) the date on which amounts outstanding under the Senior Credit Facility become due and payable, whether at maturity, upon acceleration thereof or otherwise.”

Section 1.03. Amendments to Section 13.01. Section 13.01 of the Purchase Agreement is hereby further amended by adding thereto the following definitions in proper alphabetical order:

“‘Amendment No. 1’ shall mean that certain Amendment No. 1, dated as of February 15, 2007, between and among the Company and Special Value Bond Fund, LLC, as Holder.”

“‘Amendment No. 1 Effective Date’ shall mean the Amendment Effective Date under and as defined in Amendment No. 1.”

“‘Existing Notes’ shall have the meaning set forth in Section 1 of this Agreement.”

SECTION 2. REPRESENTATIONS AND WARRANTIES.

To induce the Holder to enter into this Amendment, the Company and Guarantors party to the Purchase Agreement hereby jointly and severally represent and warrant to Holder that as of the Amendment Effective Date:

Section 2.01. The execution and delivery of this Amendment, the performance of this Amendment and the Purchase Agreement as amended hereby (the “Amended Agreement”), and the other Transaction Documents, and the issuance of the Notes by the Company and the Guarantors have been duly authorized and constitute legal, valid and binding obligations of each of the Company and the Guarantors enforceable against the Company and each Guarantor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors’ rights generally and except as enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 2.02. Neither the execution or delivery by the Company or any of the Guarantors of this Amendment, nor performance by any of them of this Amendment and the Amended Agreement or the issuance of the Notes will (i) contravene any applicable provision of any law, statute, rule or regulation, or any order, writ, injunction or decree of any court or Governmental Authority, (ii) conflict or be inconsistent with, or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, the terms of any indenture, mortgage, deed of trust, loan agreement, credit agreement or any other material agreement, contract or instrument to which any of them or their respective Subsidiaries may be subject, including without limitation, the Transaction Documents, or (iii) violate any provision of their respective certificates of incorporation or bylaws (or equivalent organizational or charter documents) or the certificate of incorporation or bylaws (or equivalent organizational or charter documents) of any of their respective Subsidiaries.

Section 2.03. The representations and warranties contained in the Purchase Agreement, as amended hereby, are true, correct and complete in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) on and as of the date hereof as if made on the date hereof, except to the extent such representations and warranties expressly relate to an earlier date.

Section 2.04. Prior to and after giving effect to this Amendment and the issuance of the Notes, no Default or Event of Default has occurred or is continuing.

Section 2.05. After giving effect to this Amendment, the guaranties granted pursuant to the Transaction Documents in favor of the Secured Parties shall be valid and enforceable against the respective Guarantors thereunder.

SECTION 3. CONDITIONS PRECEDENT.

Section 3.01. Conditions Precedent to Amendment. This Amendment shall not become effective unless all of the following conditions precedent shall have been satisfied or waived before February 15, 2007 (the date of such satisfaction or waiver being herein referred to as the “Amendment Effective Date”):

(a) The Holder shall have received by hand, courier, mail, email or facsimile transmission, duly executed counterparts to this Amendment which, when taken together, bear the authorized signatures of the Company, the Guarantors and the Holder.

(b) The Notes shall have been executed by the Company and delivered to the Holder in form and substance satisfactory to the Holder.

(c) All corporate and other proceedings taken or to be taken in connection with this Amendment and all documents incidental thereto, whether or not referred to herein, shall be satisfactory in form and substance to the Holder.

(d) The guaranties in favor of the Secured Party granted pursuant to the Transaction Documents, shall continue to be valid and enforceable against the Guarantors.

(e) The Company shall have delivered a consent under the Senior Credit Facility, in form and substance satisfactory to the Holder, permitting this Amendment and the issuance of the Notes.

SECTION 4. NO PREJUDICE OR WAIVER; REAFFIRMATION; ACKNOWLEDGMENT.

Section 4.01. No Prejudice or Waiver. Except as provided herein, the terms of this Amendment shall not operate as a waiver by the Holder of, or otherwise prejudice the Holder’s rights, remedies or powers under the Transaction Documents or under any applicable law. Except as expressly provided herein:

(a) no terms or provisions of any Transaction Document are waived, modified or changed by this Amendment; and

(b) the terms and provisions of the Transaction Documents shall continue in full force and effect.

Section 4.02. Reaffirmation.

(a) The Company and the Guarantors party to the Purchase Agreement hereby acknowledge and reaffirm all of their obligations and duties under the Transaction Documents as to the Notes.

(b) The Company and the Guarantors party to the Purchase Agreement and the Holder hereby acknowledge and reaffirm that the Holder has and shall continue to have valid, secured, second priority Liens in the Collateral, as set forth in the Transaction Documents as to all of the Notes.

(c) The Guarantors party to the Purchase Agreement hereby acknowledge and reaffirm all of their obligations and duties under Section 14 of the Purchase Agreement.

Section 4.03. Acknowledgements. The Company and the Guarantors party to the Purchase Agreement acknowledge that the definition of Secured Obligations under the Security Agreement will include, following the Amendment Effective Date, all of the obligations owing from such parties to the Secured Parties under the Notes.

SECTION 5. MISCELLANEOUS.

Section 5.01. Governing Law. This Amendment shall be construed in accordance with and governed by the law of the State of New York, without regard to any conflicts of law provisions that would require the application of the law of any other jurisdiction.

Section 5.02. Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Company and the Holder.

Section 5.03. Headings Descriptive. The headings of the several sections and subsections of this Amendment are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Amendment.

Section 5.04. Waivers and Consents. Neither this Amendment nor any term hereof may be changed, waived, discharged or terminated orally, or by any action or inaction, but only by an instrument in writing signed in accordance with the waiver provisions set forth in the Purchase Agreement.

Section 5.05. Survival. All warranties, representations, certifications and covenants made by or on behalf of the Company and/or the Subsidiaries herein or in any of the other Transaction Documents or in any certificate or other instrument delivered pursuant hereto or pursuant to any other Transaction Document shall be considered to have been relied upon by the Holders and shall survive the execution hereof and of the other Transaction Documents, regardless of any investigation made by or on behalf of the Holder. All statements in any such certificate or other instrument shall constitute representations and warranties of the Company hereunder.

Section 5.06. Transaction Documents. This Amendment and all other documents executed in favor of the Holder in connection herewith shall be deemed to be Transaction Documents for all purposes under the Purchase Agreement.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

PEMCO AVIATION GROUP, INC., as Company

By:	/s/ Randall C. Shealy
Name:	Randall C. Shealy
Title:	Sr. Vice President and Chief Financial Officer

PEMCO AEROPLEX, INC., as a Guarantor

By:	/s/ Randall C. Shealy
Name:	Randall C. Shealy
Title:	Treasurer and Chief Financial Officer

PEMCO ENGINEERS, INC., as a Guarantor

By:	/s/ Randall C. Shealy
Name:	Randall C. Shealy
Title:	Treasurer and Chief Financial Officer

PEMCO WORLD AIR SERVICES, INC., as a Guarantor

By:	/s/ Randall C. Shealy
Name:	Randall C. Shealy
Title:	Treasurer and Chief Financial Officer

SPACE VECTOR CORPORATION, as a Guarantor

By:	/s/ Randall C. Shealy
Name:	Randall C. Shealy
Title:	Treasurer and Chief Financial Officer

[Signature Page to Amendment No. 1]

SPECIAL VALUE BOND FUND, LLC, as Holder
By:	SVIM/MSM, LLC, its Manager
By:	Tennenbaum & Co., LLC, its Managing Member

By:	/s/ Hugh Steven Wilson
Name:	Hugh Steven Wilson
Title:	Managing Partner

[Signature Page to Amendment No. 1]

Exhibit A-1

Form of Amended and Restated Note